                                                                  EXHIBIT 10.34








                              AMENDED AND RESTATED



                       MASTER LOAN AND SECURITY AGREEMENT




                        T & W Funding Company VI, L.L.C.


                                      with


                              CoreStates Bank, N.A.

                                    TABLE OF CONTENTS


                                                         TABLE OF CONTENTS                                      PAGE


   SECTION 1.            DEFINITIONS AND INTERPRETATION...........................................................1
               1.1       Terms Defined............................................................................1
               1.2       Capitalized Terms........................................................................7
               1.3       Accounting Principles....................................................................7

   SECTION 2.            THE LOAN.................................................................................7
               2.1       Credit Facility - Description............................................................8
               2.2       Advances and Payments....................................................................9
               2.3       Preconditions to Advances and Assignment of Leases
                           and Lease Property.....................................................................9
               2.4       Credit Facility Interest................................................................10
               2.5       Additional Interest Provisions..........................................................11
               2.6       Prepayments.............................................................................11
               2.7       Use of Proceeds.........................................................................12
               2.8       Capital Adequacy........................................................................12

   SECTION 3.            COLLATERAL..............................................................................12
               3.1       Description.............................................................................13
               3.2       Lien Documents..........................................................................13
               3.3       Other Actions...........................................................................13
               3.4       Searches................................................................................13
               3.5       Filing Security Agreement...............................................................14
               3.6       Power of Attorney.......................................................................14
               3.7       Sureties................................................................................14

   SECTION 4.  CLOSING AND CONDITIONS PRECEDENT TO ADVANCES......................................................14
               4.1       Resolutions, Opinions. and other Documents..............................................14
               4.2       Absence of Certain Events...............................................................15
               4.3       Warranties and Representations at closing...............................................15
               4.4       Compliance with this Agreement..........................................................15
               4.5       Officers' Certificate...................................................................15
               4.6       Closing.................................................................................16
               4.7       Non-Waiver of Rights....................................................................16

   SECTION 5.            REPRESENTATIONS AND WARRANTIES..........................................................16
               5.1       Corporate Organization and Validity.....................................................16
               5.2       Places of Business......................................................................17
               5.3       Pending Litigation......................................................................17
               5.4       Title to Collateral.....................................................................17

               5.5       Governmental Consent....................................................................17
               5.6       Taxes...................................................................................17
               5.7       Financial Statements....................................................................17
               5.8       Full Disclosure.........................................................................18
               5.9       Subsidiaries............................................................................18
               5.10      Guarantees/Contracts....................................................................18
               5.11      Government Regulations, etc.............................................................18
               5.12      Names...................................................................................18
               5.13      Other Associations......................................................................19
               5.14      Environmental Matters...................................................................19
               5.15      Solvency................................................................................19
               5.16      Leases  and  Leased  Property ..........................................................19
               5.17      Mortgages and Mortgaged Property........................................................22

  SECTION 6.             BORROWER'S AFFIRMATIVE COVENANTS........................................................24
               6.1       Payment of Taxes and Claims.............................................................24
               6.2       Maintenance of Properties and...........................................................24
               6.3       Business conducted......................................................................25
               6.4       Litigation..............................................................................25
               6.5       Taxes...................................................................................25
               6.6       Bank Accounts...........................................................................25
               6.7       Warranties for Future Advances..........................................................25
               6.8       Financial Covenants.....................................................................26
               6.9       Financial and Business..................................................................26
               6.10      Officers' Certificates..................................................................27
               6.11      Inspection..............................................................................28
               6.12      Tax Returns and Reports.................................................................28
               6.13      Material Adverse Developments...........................................................28
               6.14      Places of Business......................................................................28
               6.15      Sale of Collateral......................................................................28
               6.16      Receipt of Payments.....................................................................28

  SECTION 7.             BORROWER'S NEGATIVE COVENANTS...........................................................29
               7.1       Merger, Consolidation, Dissolution or Liquidation.......................................29
               7.2       Liens and Encumbrances..................................................................29
               7.3       Negative Pledge.........................................................................29
               7.4       Transactions With Affiliates or Subsidiaries............................................29
               7.5       Guarantees..............................................................................30
               7.6       Distributions, Redemptions and Other Indebtedness.......................................30
               7.7       Use of Lender' Name.....................................................................30
               7.8       Change of Ownership Interests...........................................................30

               7.9       Change of Management....................................................................30

      SECTION  8.        DEFAULT.................................................................................30
               8.1       Events of Default.......................................................................30
               8.2       Cure....................................................................................32
               8.3       Rights and Remedies on Default..........................................................32
               8.4       Nature of Remedies......................................................................33
               8.5       Set-Off.................................................................................33

      SECTION  9.        MISCELLANEOUS...........................................................................34
               9.1       Governing Law...........................................................................34
               9.2       Integrated Agreement....................................................................34
               9.3       Waiver..................................................................................34
               9.4       Time....................................................................................34
               9.5       Expenses of Lender......................................................................35
               9.6       Brokerage...............................................................................35
               9.7       Notices.................................................................................35
               9.8       Headings................................................................................36
               9.9       Survival................................................................................36
               9.10      Successors and Assigns..................................................................36
               9.11      Counterparts............................................................................36
               9.12      Modification............................................................................36
               9.13      Signatories.............................................................................36
               9.14      Third Parties...........................................................................36
               9.15      Discharge of Taxes, Borrower's Obligations, Etc.........................................36
               9.16      Consent to Jurisdiction.................................................................37
               9.17      Waiver of Jury Trial....................................................................37
               9.18      Warrant of Attorney.....................................................................37
               9.19      Information to Participant..............................................................38

                                  EXHIBIT LIST


Exhibit       2.1(d)     -    Form of Borrowing Base Certificate
Exhibit       2.3(b)     -    Form of Assignment of Pledged Agreements
Exhibit       5.1        -    Borrower's States of Qualifications
Exhibit       5.2        -    Places of Business
Exhibit       5.3        -    Pending Litigation
Exhibit       5.9        -    Subsidiaries and Affiliates
Exhibit       5.10       -    Existing Guaranties, Investments and
                              Borrowings, Leases and Employment
                              Agreements
Exhibit       5.12       -    Schedule of Names
Exhibit       5.13       -    Other Associations
Exhibit       5.14       -    Environmental Matters
Exhibit       6.10       -    Officers' Certificates

                              AMENDED AND RESTATED

                       MASTER LOAN AND SECURITY AGREEMENT

         This Amended and Restated Master Loan and Security Agreement ("Agreement") is dated as of this 30th day of October, 1996, by and among T&W Funding Company VI, L.L.C, a Delaware Limited Liability Company ("Borrower"), and CoreStates Bank, N.A, a national banking association ("Lender").

                                   BACKGROUND

         A. Borrower is a Delaware Limited Liability Company in the business of leasing personal property to Lessees or otherwise financing the purchase of personal property for third party purchasers pursuant to leases or installment sale agreements. Borrower is also in the business of issuing commercial mortgages pursuant to promissory notes secured by mortgages in real estate.

         B. Borrower wishes, from time to time, to obtain advances from Lender up to the Maximum Credit Limit for the purpose capitalizing the financial transactions described above. Lender is willing to make loans and grant extensions of credit to Borrower under the terms and provisions hereinafter set forth.

         C. The parties desire to define the terms and conditions of their relationship to writing.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

         1.1 Terms Defined: As used in this Agreement, the following terms have the following respective meanings or are defined in the referenced sections:

             Account - The meaning ascribed thereto in the Pennsylvania Uniform commercial Code.

             Adjusted Debt to Tangible Net Worth Ratio - At any time means the ratio of (i) total Liabilities less Nonrecourse Debt to (ii) Financial's Tangible Net Worth.

             Advance(s) - Any monies advanced or credit extended to Borrower by Lender under the Credit Facility.

             Affiliate - As to any person, each other person that directly, or indirectly, through one or more intermediaries controls or is controlled by, or is under common control with, the person in question.

             Agreement - This Loan and Security Agreement, as it may hereafter be amended, supplemented or replaced from time to time.

             Assignment of Pledged Agreements Section 2.3(b)

             Authorized officer - Any officer of Borrower authorized by specific resolution of Borrower to request Advances as set forth in the incumbency certificate referred to in Section 4.1 (d) of this Agreement,

             Books and Records - All original ledger cards, payment schedules, credit applications, Contract Rights, liens, security instruments, guarantees and other General Intangibles relating in any to the Leases, Leased Property, Mortgages or Mortgaged Property.

             Borrowing Base - As of any date of determination, an amount equal to the lesser of (i) the Maximum Credit Limit, and (ii) the sum of the aggregate of (a) the lesser of the following with respect to each Eligible Leases, (x) Ninety percent (90%) of the Present Value of the remaining contractual lease payments, and (y) the actual cost of the Leased Property, less advance payments, broker's fees and security deposits and (b) the lesser of the following with respect to all the Eligible Mortgages (v) Ninety percent of the Present Value of the remaining contractual mortgage payments and (w) five million dollars.

             Business Day - Any day that is not a Saturday or Sunday or day on which Lender is required or permitted to close.

             Chattel Paper - The meaning ascribed thereto in the Pennsylvania uniform Commercial Code.

             Closing - Section 4.6.

             Closing Date - Section 4.6.

             Collateral - All of Borrower's right, title and interest, whether now or hereafter existing or acquired, in and to (i) the Leases and Leased Property; (ii) the Mortgages and Mortgaged Property; (iii) Books and Records;
(iv) all Property of Borrower, including without limitation, all of Borrower's deposit accounts, now or hereafter located with Lender or in Lender's possession, and all documents and records associated therewith; and (y) all cash and noncash proceeds, thereof, including insurance proceeds.

             Collateral Assignment - Section 4.1(j)

             Contract Rights - All rights under contracts not yet earned by performance.

             Credit Facility - Section 2.1(a).

             Current Term - The Initial Term during the period of the Initial Term, and any renewal or extended term during the term thereof, if Lender elects, in its sole discretion to renew or extend the Credit Facility.

             Defaulted Lease - Any Lease where the Lease or Leased Property associated therewith fails, at any time, to comply with all of the representations and warranties set forth in Section 5.16 below.

             Defaulted Mortgage - Any Mortgage where the Mortgage or Mortgaged Property associated therewith fails, at any time, to comply with all the representations and warranties set forth in Section 5.17 below.

             Distribution -

             (1) Dividends or other distributions on capital stock of Borrower; and

             (2) The redemption, repurchase or acquisition of such stock or of warrants, rights or other options to purchase such stock.

             Eligible Lease(s) - All Leases which meet at all times all of the following specifications: (1) are not subject to any Lien, security interest or prior assignment other than Borrower's and Lender's respective security interests and the rights of the Lessees thereunder; (2) are valid and enforceable Leases, representing the undisputed obligation of each Lessee, with rentals due thereunder not more than 90 days contractually past due; (3) are not subject to any defense, set off, counterclaim, deduction, allowance or adjustment; (4) provide for the lease of Leased Property which has not been returned, rejected, lost or damaged; (5) arose in the ordinary course of Borrower's business; (6) Borrower has not received notice of bankruptcy, receivership, reorganization, insolvency or material adverse change in the financial condition of the Lessee; (7) the Lessee is not a Subsidiary or Affiliate of Borrower, does not control Borrower, and is not under the control of or under common control with Borrower; (8) are not Defaulted Leases and comply with all general warranties set forth in Section 5.16 hereof, (9) are Leases which have not been an "Eligible Lease" under the Borrowing Base for more than twelve months in the aggregate; and (10) are Leases with initial stated terms of not greater than 84 months.

             Eligible Mortgage(s) - All Mortgages which meet at all times all of the following specifications: (i) are not subject to any Lien, mortgage or prior assignment other than Borrower's and Lender's respective mortgage, (2) are valid and enforceable Mortgages, representing the undisputed obligation of each Mortgagor; with payment thereunder, not more than 90 days contractually past due, (3) are not subject to any defense, set-off, counterclaim, deduction, allowance or adjustment, (4) arise in the ordinary course of Borrower's business, (5) Borrower has not received notice of bankruptcy, receivership, reorganization, insolvency or a material adverse change in the financial condition of Mortgagor, (6) Mortgagor is not a Subsidiary or Affiliate of Borrower, does not control Borrower and is not under common control with Borrower, (7) are not Defaulted Mortgages and comply with all general warranties set forth in Section 5.17 hereof, (8) no Mortgages from any single Mortgagor shall have an aggregate principal amount in excess of one million dollars ($1,000,000), (9) are Mortgages with a tenor of no greater than seven years, (10) Borrower shall have obtained an appraisal of the Mortgaged Property from an independent expert satisfactory to Lender, (11) the amount of the Mortgage shall be no greater than seventy-five percent of the appraisal value Mortgaged Property, (12) each Mortgagor shall have been in business a minimum of ten years, (13) the Mortgage is no prepayable except in the last six months of the term of the Mortgage, (14) the principals of the Mortgagor or have personally guaranteed the Mortgage, (15) there are no Mortgage renewal options,
(16) Mortgagor has had positive cash flow from operations for the last three years.

             Equipment - The meaning ascribed thereto in the Pennsylvania Uniform Commercial Code.

             ERISA - The Employee Retirement Income Security Act of 1974, as the same may be amended, from time to time.

             Event of Default - Section 8.1.

             Expenses - Section 9.5.

             Financial - T & W Financial Corp., an Affiliate of Borrower as an entity consolidated with all its Affiliates for financial reporting purposes.

             Financial Statements - The consolidated financial statements of Financial prepared in accordance with GAAP.


             GAAP - Generally accepted accounting principles as in effect on the Closing Date, as may be amended from time to time.

             General Intangibles - The meaning ascribed thereto in the Pennsylvania Uniform Commercial code and shall include, but not be limited to, all Contract Rights (including all rights under any remarketing agreements), books, records, ledgers, journals, check books, print outs, blue prints, designs, computer programs, computer tapes, formula, customer lists, chooses in action, claims, goodwill, designs and plans, licenses, license agreements, tax and all other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, patents, patent application, trademarks, trade names, trade styles, trademark applications and copyrights

             Hazardous Substance - Section 5.14.

             Initial Term - Section 2.1 (d).

             Inventory - The meaning ascribed thereto Pennsylvania Uniform Commercial Code and shall include all additions, improvements, accessions, attachments, upgrades, replacements and substitutions thereto or therefor.

             Lease(s) - All of Accounts, Documents, General Intangibles, Instruments and Chattel Paper arising in connection with each and every equipment lease and/or schedule to a master lease agreement, assigned and/or pledged to Borrower, and now or hereafter designated on any schedule as being assigned and/or pledged by Borrower to Lender pursuant to the terms hereof. The term "Lease" includes (i) all payments to be made thereunder, (ii) all rights of Borrower, as assignee therein, and (iii) any and all amendments, renewals, extensions or guarantees thereof.

             Leased Property. Any property leased or to be leased or financed pursuant to a Lease; the term "Leased Property" includes all of Borrower's Inventory or Equipment so leased and any and all additions, improvements, accessions, attachments, upgrades, replacements and substitutions thereto and therefor.

             Lessee - The lessee(s) or obligor(s) responsible for payment and/or performance under a Lease.

             Liabilities - AR liabilities of every kind of Financial as would be shown on a consolidated Financial Statement of Financial prepared in accordance with GAAP.

             Libor - The one month Eurodollar Rate determined as provided in the Revolving Credit Note.

             Lien - Any interest of any kind or nature in property securing an obligation owed to, or a claim of any kind or nature in property by, a Person other than the owner of the Property,, whether such interest is based on the common law, statute, regulation or contract, and including, but not limited to, a security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt, a lease, consignment or bailment for security purposes, a trust, or an assignment.

             Loans - Collectively, all Revolving Credit Loans.

             Loan Documents - This Agreement, the Revolving Credit Note, the Waiver and Estoppel, Collateral Assignment and all agreements, instruments and documents executed and/or delivered from time to time in connection therewith, as amended or replaced from time to time.

             Maturity Date - The later of October 30, 1997 or (ii) the last day of the then Current Term.

             Maximum Credit Limit - Ten Million Dollars ($ 10,000,000).

             Mortgaged Property - Any property in which a Mortgage is granted to Borrower; the term "Mortgaged Property" includes any and all additions, improvements, fixtures, and buildings thereon.

             Mortgage - All Accounts, Documents, General Intangibles, Instruments and rents arising in connection with each and every mortgage in real estate, assigned and/or pledged to Borrower, and now or hereafter designated on any schedule as being assigned and/or pledged by Borrower to Lender pursuant to the terms hereof The term "Mortgage" includes (i) all payments to be made under the Note associated therewith, (ii) any and all amendments, renewals, extensions and guaranties of the Note and/or Mortgage.

             Mortgagor - The Mortgagor's or obligor(s) responsible for payment and/or performance under a Mortgage.

             Net Income - The consolidated net income after taxes of Financial as such would appear on Financial's consolidated statement of income, prepared in accordance with GAAP.

             Obligations - All existing and future liabilities and obligations of every kind or nature at any time owing by Borrower to Lender, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due, and whether principal, interest, fees or Expenses, including without limitation obligations in respect of the Credit Facility and any extensions, modifications, substitutions, increases and renewals thereof, and the payment of all reasonable amounts advanced by Lender to preserve, protect and enforce rights hereunder and in the Collateral and all Expenses incurred by Lender in connection therewith.

             Pennsylvania Uniform Commercial Code or UCC - The Uniform commercial Code as enacted in Pennsylvania, as the same shall be amended from time to time.

             Person - An individual, partnership, corporation, trust, unincorporated association or organization, joint venture or any other entity.

             Present Value - The value, from time to time, of the remaining contractual lease payments due under a Lease or payments due under a Mortgage, discounted at the rate of eight percent (8%) per annum.

             Property - Any interest of Borrower in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

             Revolving Credit Note - Section 2.1(b).

             Subsidiary - Any corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned by Borrower or owned by a corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned by Borrower.

             Surety(ies) - Collectively T & W Financial Corporation, a Washington corporation. T & W Finance Corp. I, II, and a Delaware limited liability corporations, Michael A. Price, Katherine M. Price, Thomas W. Price, Patricia Price, Kenneth W. McCarthy Jr. and Paul Luke jointly and severally.

             Surety Agreement - Section 3.7.

             Tangible Net Worth - At any time means the amount of stockholders equity, plus Subordinated Debt, on a consolidated basis (excluding trademarks any future goodwill acquired, covenants not to compete, deferred closing costs and all other intangible assets as that term is defined under GAAP).

             Unmatured Event of Default - An event or condition which with the passage-of time, the giving of notice, or both would become an Event of Default.

         1.2 Capitalized Terms: All other capitalized terms not otherwise defined herein, shall have the meaning ascribed thereto in the Pennsylvania Uniform Commercial Code unless the context clearly indicates otherwise.

         1.3 Accounting Principles where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, to the extent applicable, except as otherwise expressly provided in this Agreement.

         SECTION 2. THE LOANS

         2.1 Credit Facility - Description:

             (a) (i) Subject to the terms and conditions of this Agreement, Lender hereby establishes for the benefit of Borrower a credit facility ("Credit Facility") which shall include Advances extended by Lender, in its sole discretion, to or for the benefit of Borrower from time to time hereunder in the form of revolving credit loans "Revolving credit Loans". Lender is not committed to make any advance under the Credit Facility. The aggregate outstanding principal amount of all Loans, at any time, shall not exceed the Maximum Credit.

             The aggregate outstanding principal amount of all Revolving Credit Loans at any time shall not exceed the Borrowing Base. Subject to such limitation, the outstanding balance of all Revolving Credit Loans may fluctuate from time to time, to be reduced by repayments made by Borrower, to be increased by future Revolving Credit Loans which may be made by Lender. If the aggregate outstanding amount of all Loans at any time exceeds the Maximum Credit Limit Borrower shall immediately repay such excess in full. If the aggregate outstanding amount of all Revolving Credit Loans exceeds the Borrowing Base, Borrower shall either immediately (x) repay such excess in fall or (y) cause additional Eligible Leases and/or additional Eligible Mortgages to be pledged in accordance with the terms hereof Lender has the right at any time and from time to time, in its sole discretion, (but without any obligation) to set aside reasonable reserves against the Borrowing Base in such amounts as it may deem appropriate. The obligations of Borrower under the Credit Facility and this Agreement shall at all times be absolute and unconditional.

                 (ii) In no event shall the initial principal amount of any Revolving Credit Loan be less than $100,000.

             (b) At closing, Borrower shall execute and deliver its promissory note to Lender for the total principal amount of the Maximum Credit Limit (as may be amended, modified or replaced from time to time, the "Revolving Credit Note"). The Revolving Credit Note shall evidence Borrower's absolute and unconditional obligation to repay Lender for all Revolving credit Loans (which have not been repaid) made by Lender under the Credit Facility, with interest as herein and therein provided. Each and every Revolving Credit Loan under the Credit Facility shall be deemed evidenced by the Revolving Credit Note, which is deemed incorporated herein by reference and made a part hereof. The Revolving Credit Note shall be substantially in the form set forth in Exhibit" "2.1(b)" attached hereto and made a part hereof

             (c) The term ("Initial Term") of the Credit Facility shall expire on October 30, 1997. The Credit Facility may, nonetheless, be renewed annually in Lender's sole discretion, for additional one year periods provided Borrower requests such renewal at least 60 days prior to the anniversary date of this Agreement. Upon such request, Lender shall notify Borrower of Lender's decision no later than such anniversary date. After the Maturity Date no further Advances shall be available from Lender.

             (d) Borrower shall deliver, at least monthly on the first Business Day of each month, and with each borrowing request, unless Lender requests more-frequent delivery, a Borrowing Base Certificate in the form of Exhibit "2.1(d)" attached hereto and made a part hereof, and made a part hereof, executed by an Authorized Officer, evidencing the availability under the Borrowing Base.

         2.2 Advances and Payments:

             (a) Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Credit Facility, the Expenses and all other charges and any other obligations of Borrower hereunder, shall be made to Lender at its main Philadelphia banking office CoreStates Bank, N.A., 1339 Chestnut Street, Philadelphia, Pennsylvania, in United States dollars, in immediately available funds. Lender shall have the unconditional right and discretion to charge Borrower's operating account for all of Borrower's obligations as they become due from time to time under this Agreement including without limitation, interest, principal fees and reimbursement of Expenses.

             (b) (i) Advances which may be made by Lender from time to time under the Credit Facility shall be made available by crediting such proceeds to Borrower's operating account with Lender.

                 (ii) All Advances requested by Borrower must be requested by 11:00 A.M. Philadelphia time, three Business Days prior to the date of such requested Advance. All requests or confirmation of requests for an Advance are to be in writing and may be sent by telecopy or facsimile transmission provided that Lender shall have the right to require that receipt of such request not be effective unless confirmed via telephone with Lender.

         2.3 Preconditions to Advances and Assignment of Leases and Leased Property

             (a) Before Lender will make any Advance or convert a Revolving Credit Loan to a Term Loan:

                 (i) Borrower will deliver to Lender the following (dated and signed) in form and substance satisfactory to Lender:

                 A. A borrowing request setting forth the requested date of the Advance (but no sooner than 3 Business Days after Lender receives the request), the requested advance amount, a Borrowing Base Certificate in the form attached hereto as Exhibit "2.1(d)" setting forth the availability under the Borrowing Base, any information required by this Agreement and such other information as Lender shall reasonably request. A borrowing request may be made orally, provided that Borrower confirms the request in writing within two (2) days thereafter, provided further however, that Lender need not make any Advances until it receives actual written confirmation and a Borrowing Base Certificate,

                 B. Such financial information concerning any of the Leases and Mortgages, Borrower, Financial, any Lessee or any Mortgagor as Lender may reasonably request, and

                 C. Such other instruments, agreements and documents as Lender reasonably requests to carry out the intent of the parties to this Agreement.

                 (ii) No Event of Default has occurred hereunder or Unmatured Event of Default shall have occurred hereunder and remain outstanding.

                 (b) In order to increase the Borrowing Base, Borrower shall deliver or cause to be delivered to Lender for the benefit of Lender the following items:

                    (i) A description of the collateral package, which shall include, a description of (a) the Lessee, the Leased Property, the net cost of the Leased Property, the net remaining principal balance under the Lease(s), and the terms of and rentals owed under each Lease and (b) the Mortgagor, the Mortgaged Property, the appraised value of the Mortgaged Property, the net remaining balance under the Mortgage(s), and the terms of and payments owned under such Mortgage, and such other information which Lender shall reasonably request,

                    (ii) An Assignment of Pledged Agreements signed by Borrower assigning all of Borrowers right, title and interest in and to the Leased Property and Leases and/or Mortgage Property and Mortgages to Lender, in the form attached hereto as Exhibit "23(b)" ("Assignment of Pledged Agreements"),

                    (iii) invoices showing the true cost of the Leased Property net of any servicing or maintenance charges, brokers' fees or similar type of "soft costs",

                    (iv) a copy of the appraisal for each Mortgaged Property,

                    (v) If requested by Lender, additional Uniform Commercial Code ("UCC") financing statements covering, inter alia, the Leased Property and the Leases and/or Mortgages, listing Lender, as secured party and Borrower as debtor, to be filed in locations reasonably required by Lender,

                    (vi) Copies of all UCC-1 financing statements filed by Borrower against Lessee(s) and any acknowledgment copies or recording information Borrower has received back from the recording offices,

                    (vi) The sole original of each Lease for chattel paper purposes under the UCC, along with all schedules and evidence of the assignment thereof to Borrower, duly assigned to Lender,

                    (vii) The sole original of each promissory note or other instrument evidencing Mortgagor's obligation and copies of each Mortgage,

                    (viii) Evidence that each item of Leased Property and Mortgaged Property is insured against such risks, in such amounts, with such insurance, and on such terms and conditions as shall be satisfactory to Lender ("Insurance Coverage"),

                    (ix) A certificate of acceptance or other document evidencing that the Lessee has received and accepted the Leased Property, and

                    (x) An undated notice signed by Borrower directing each Lessee and Mortgagor to pay all sums due or to become due under each Lease and Mortgage, as applicable, directly to Lender ("Lessee Notice") to be used only following the occurrence of an Event of Default.


         2.4 Credit Facility Interest:

                  Revolving Credit Loans: The unpaid principal balance of all Revolving Credit Loans shall bear interest, subject to the terms hereof, at the per annum rate equal to the Eurodollar Rate (as defined in the Revolving Credit
Note) for each advance. Interest on Revolving Credit Loans shall be due and payable in arrears on the last day of each Eurodollar Interest Period (as defined in the Revolving Credit Note).

         2.5 Additional Interest Provisions.

             (a) Calculation of Interest: Interest on the Loans, regardless of the rate option, shall be based on a three hundred sixty (360) day year comprised of twelve 30-day months and charged for the actual number of days elapsed.

             (b) Default Rate: After the occurrence and during the continuance of an Event of Default hereunder, the per annum effective rate of interest on all Revolving Credit Loans outstanding under the Credit Facility, regardless of the rate option, shall be increased to a rate equal to three (3%) percentage points in excess of the applicable non-default interest rate.

             (c) Continuation of Interest charges: All contractual rates of interest chargeable on outstanding Loans, regardless of the rate option, shall continue to accrue and be paid even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

             (f) Applicable Interest Limitations: In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender, shall in its sole discretion, apply and set off such excess interest received by Lender against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

         2.6 Prepayments:

             (a) Revolving Credit Loans: Subject to Section I(b), of the Revolving Credit Note any portion of the principal on the Revolving Credit Note may be prepaid at any time and from time to time in whole or in part without premium or penalty.

             (b) Minimum Prepayment: Any and all prepayments shall be in a minimum amount equal to the lesser of (i) the aggregate outstanding balance of all Revolving Credit Loans being prepaid or (ii) $50,000.

             (c) Proceeds of Collateral: Prior to the occurrence of an Event of Default, (i) proceeds from the sale or other disposition of Collateral comprising a portion of the Borrowing Base to the extent that the aggregate outstanding amount of all Revolving Credit Loans exceeds the Borrowing Base, shall promptly be paid to Lender and be first applied to accrued but unpaid interest, fees, costs and expenses related to the Credit Facility, and then to the outstanding balance of the Revolving Credit Loans and then to Borrower's other obligations. Following the occurrence of an Event of Default, all proceeds from the Collateral shall be immediately delivered to Lender and Lender may apply such proceeds to any of Borrower's Obligations in such order as Lender may decide in its sole discretion.

             (d) Mandatory Prepayment: In the event the aggregate outstanding amount of all Loans at any time exceeds the Maximum Credit Limit, Borrower shall immediately repay such excess in full. If the aggregate outstanding amount of all Revolving Credit Loans exceeds the Borrowing Base, Borrower shall either immediately (i) repay such excess in full or (ii) pledge additional Eligible Leases and/or Eligible Mortgages in accordance with the terms hereof Following the occurrence of an Event of Default, all such prepayments shall be applied to Borrower's obligation in such order as Lender may decide in its sole discretion.

         2.7 Use of Proceeds: The extensions of credit under and proceeds of the Credit Facility shall be used to provide Borrower with working capital.

         2.8 Capital Adequacy: If any present or future law, governmental rule, regulation, policy, guideline, directive or similar requirement (whether or not having the force of law) imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which Lender allocates capital resources to its commitments (including any commitments hereunder), and as a result thereof, in the opinion of Lender, the rate of return on Lender's capital with regard to the Loans is reduced to a level below that which Lender could have achieved but for such circumstances, then in such case and upon notice from Lender to Borrower, from time to time, Borrower shall pay Lender such additional amount or amounts as shall compensate Lender for such reduction in its rate of return. Such notice shall contain the statement of Lender with regard to any such amount or amounts which shall, in the absence of manifest error, be binding upon Borrower. In determining such amount, Lender may use any reasonable method of averaging and attribution that it deems applicable.


SECTION 3. COLLATERAL

         3.1 Description: As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in this Agreement and the other Loan Documents Borrower hereby assigns and grants to Lender a continuing first lien on and security interest in, upon and to the Collateral.

         3.2 Lien Documents: At Closing and thereafter as Lender deems necessary, Borrower shall execute and deliver to Lender, or have executed and delivered (all in form and substance reasonably satisfactory to Lender):

             (a) Financing Statements - Financing statements pursuant to the UCC, which Lender may file in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that Lender deems appropriate; and

             (b) Other Agreements - Any other agreements, documents, instruments and writings, including, without limitation, security agreements and Assignment of Pledged Agreements, reasonably required by Lender to evidence, perfect or protect Lender's hens and security interest in the Collateral or as Lender may reasonably request from time to time.

         3.3 Other Actions: In addition to the foregoing, Borrower shall do anything further that may be lawfully and reasonably required by Lender to effectuate the intentions and objects of this Agreement, including, but not limited to, the execution and delivery of lockbox agreements (following the occurrence of an Event of Default), continuation statements, amendments to financing statements, security agreements, contracts and any other documents required hereunder. Borrower shall also immediately deliver (with execution by Borrower of all necessary documents or forms to reflect Lender's Lien thereon) to Lender, all items for which Lender must or may receive possession to obtain a perfected security interest, including without limitation, all Leases, Mortgages, notes, certificates and documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral.

         3.4 Searches: Lender shall, prior to or at Closing, and thereafter as Lender may reasonably determine from time to time, at Borrower's expense, obtain the following searches (the results of which are to be consistent with the warranties made by Borrower in this Agreement):

             (a) UCC Searches: UCC searches with the Secretary of State and local filing office of each state where Borrower maintain their executive office, a place of business, or assets;

             (b) Judgements, Etc.: Judgment, federal tax lien and corporate tax lien searches, in all applicable filing offices of each state searched under subparagraph (a) above.

             Borrower shall, prior to or at Closing and at its expense, obtain and deliver to Lender good standing certificates showing Borrower and the Sureties to be in good standing in their respective states of incorporation and in each other state or foreign country in which such entity is doing and presently intends to do business for which a failure to be so qualified might have material adverse effect on Borrower's, or Sureties business, financial condition, property or Lender's rights hereunder.

         3.5 Filing Security Agreement: A carbon, photographic or other reproduction or other copy of this Agreement, or of a financing statement is sufficient. as and may be filed in lieu of a financing statement.

         3.6 Power of Attorney: Each of the officers of Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (1) endorse the name of Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to Borrower and constitute collections on the Collateral; (2) execute in the name of Borrower any financing statements, schedules, assignments, instruments, documents and statements that Borrower is obligated to give Lender hereunder or is necessary to perfect Lender's security interest or Lien in the Collateral; (3) to verify validity, amount or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise; and (4) following an Event of Default, do such other and further acts and deeds in the name of Borrower that Lender may reasonably deem necessary or desirable to enforce any Account or other Collateral, including without limitation, execute a bill of sale containing no representations, warranties or indemnities on behalf of Borrower, in the name of Lender or Borrower, in favor of a third party purchaser of any Property constituting Collateral.

         3.7 Sureties: Each Surety shall jointly and severally, absolutely and unconditionally, guarantee as surety, the Obligations of Borrower and shall execute and deliver to Lender, at Closing, a Surety Agreement in form and substance satisfactory to Lender ("Surety Agreement").

SECTION 4. CLOSING AND CONDITION PRECEDENT TO ADVANCES

         Closing under this Agreement is subject to the following conditions precedent (all documents to be in form and substance satisfactory to Lender and Lender's counsel):

         4.1 Resolutions, opinions. and other Documents: Borrower shall have delivered to Lender the following:

             (a) this Agreement and the Revolving Credit Note, all properly executed;

             (b) each document and agreement required to be executed under any provision of this Agreement or any related agreement;

             (c) certified copies of (i) resolutions of Borrower's board of directors authorizing the execution of this Agreement, the Revolving credit Note to be issued hereunder and each document required to be delivered by any Section hereof and (ii) Borrower's Articles of

Incorporation and By-laws;

             (d) an incumbency certificate identifying all Authorized officers of Borrower, with specimen signatures;

             (e) a written opinion of Borrower's independent counsel addressed to Lender,

             (f) agreement to pay or payment by Borrower of all Expenses associated with the Credit Facility incurred to the Closing Date;

             (g) Uniform Commercial Code, judgment, federal and state tax lien searches against Borrower, at Borrower's expense, showing that the Collateral is not subject to any Liens, together with Good Standing and Corporate Tax Lien Search Certificates showing no tax Liens on Borrower's Property and showing Borrower to be in good standing in each jurisdiction where the failure to so qualify might have a material adverse affect on Borrower's business, financial condition, Property or Lender's rights hereunder;

             (h) an initial borrowing base certificate dated the Closing Date evidencing Borrower's minimum borrowing availability under the Borrowing Base as of the Closing Date;

             (i) a Surety Agreement from each Surety, pursuant to which such Surety, guarantees as surety all of the obligations of Borrower to Lender along with corporate resolutions and incumbency certificates from Financial authorizing the execution of the Surety Agreements;

             (j) a collateral pledge agreement ("Collateral Assignment") pursuant to which Borrower shall pledge to Lender, as security for its obligations, all of its right, title and interest in the Collateral;

         4.2 Absence of Certain Event: At the Closing Date, no Event of Default or Unmatured Event of Default hereunder shall have occurred and be continuing.

         4.3 Warranties and Representations at Closing: The warranties, and representations contained in Section 5 as well as any other Section of this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof

         4.4 Compliance with this Agreement: Borrower shall have performed and compiled with all agreements, covenants and conditions contained herein including, without limitation, the provisions of sections 6 and 7 hereof, which are required to be performed or complied with by Borrower before or at the Closing Date.

         4.5 Officers' Certificate: Lender shall have received a certificate dated the Closing

Date and signed by an Authorized officer of Borrower certifying that all of the conditions specified in this Section have been fulfilled.

         4.6 Closing: Subject to the conditions of this Section 4, and the sole discretion of Lender, the Credit Facility shall be made available upon execution hereof and completion of the conditions contained in Section 4.1 hereof (the "Closing Date")

         4.7 Non-Waiver of Rights: By completing the Closing hereunder, or by making advances hereunder, Lender does not thereby waive a breach of any warranty, representation or covenant made by Borrower hereunder or any agreement, document, or instrument delivered to Lender or otherwise referred to herein, and any claims and rights of Lender resulting from any breach or misrepresentation by Borrower are specifically reserved by Lender.

SECTION 5. REPRESENTATIONS AND WARRANTIES

         To induce Lender to complete the Closing and make the initial Advances under the Credit Facility to Borrower, Borrower warrants and represents to Lender that:

         5.1 Corporate Organization and Validity:

             (a) Borrower is a corporation duly organized and validly existing under the laws of its state of incorporation, is duly qualified, is validly existing and in good standing and has lawful power and authority to engage in the business it conducts in each state and other jurisdiction where the nature and extent of its business requires qualification, except where the failure to so qualify would not have a material adverse effect on Borrower's business, financial condition, Property or prospects. A list of all states and other jurisdictions where Borrower is qualified to do business is attached hereto as Exhibit "5.1" and made a part hereof

             (b) The making and performance of this Agreement and related agreements, and each document required by any Section hereof will not violate any law, government rule or regulation, or the charter, minutes or bylaw provisions of Borrower or violate or result in a default (immediately or with the passage of time) under any contract, agreement or instrument to which Borrower is a party, or by which it is bound. Borrower is not in violation of nor has knowingly caused any Person to violate any term of any agreement or instrument to which it or such Person is a party or by which it may be bound or of its charter, minutes or bylaws which violation could have a material adverse effect on Borrower's business, financial condition, Property or prospects.

             (c) Borrower has all requisite corporate power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Agreement, and the documents and related agreements required hereby.

             (d) This Agreement, the Revolving Credit Note and all related agreements and documents required to be executed and delivered by Borrower hereunder, when delivered, will be valid and binding upon Borrower and enforceable in accordance with their respective terms.

         5.2 Places of Business: The only places of business of Borrower, and the places where it keeps and intends to keep copies of Leases and the Mortgages other books and records concerning the Collateral, are at the addresses listed in Exhibit "5.2" attached hereto and made a part hereof.

         5.3 Pending Litigation: There are no judgments or judicial or administrative orders, proceedings or investigations (civil or criminal) pending, or to the knowledge of Borrower, threatened, against Borrower or any Affiliate or shareholder thereof, in any court or before any governmental authority or arbitration board or tribunal which may materially and adversely affect the business, financial condition, Property or prospects of Borrower, or the ability of Borrower to perform under this Agreement. Borrower has advised Lender of the litigation matters disclosed on Exhibit "5.3" attached hereto.

         5.4 Title to Collateral: Borrower has valid, first priority perfected security interest in the Mortgaged Property. Borrower has good and marketable title to all of the Collateral (except the Mortgaged Property) free from Liens or claims, except for the interests of Lender, as applicable and except claims and rights of Lessees under the Leases and the Mortgagor with respect to the Mortgaged Properties.

         5.5 Governmental Consent: Neither the nature of Borrower or of its business or Property, nor any relationship between Borrower and any other Person, nor any circumstance affecting Borrower in connection with the issuance or delivery of the Revolving Credit Note is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of Borrower in connection with the execution and delivery of this Agreement or the issuance or delivery of the Revolving Credit Note or other documents contemplated hereby.

         5.6 Taxes: All tax returns required to be filed by Borrower in any Jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon Borrower, or upon any of its Property, income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under GAAP.

         5.7 Financial Statements:

             (a) Financial's annual internally prepared balance sheet as of fiscal year end 1995 and the internal quarterly balance sheet as of June 30, 1996 and the related income statements as of such dates, (complete copies of which have been delivered to Lender), have been prepared in accordance with GAAP and present fairly, accurately and completely the financial position of Financial as of such dates and the results of its operations for such periods.

             (b) The fiscal year for Borrower currently ends on December 3 1. Borrower's federal tax identification number is 911547059.

         5.8 Full Disclosure: Neither the financial statements referred to in
Section 5.7, nor this Agreement or related agreements and documents or any written statement furnished by Borrower to Lender in connection with the negotiation of the Credit Facility and contained in any financial statements or documents relating to Borrower contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.

         5.9 Subsidiaries: Borrower has no Subsidiaries or Affiliates, except as fisted on Exhibit "5.9" attached hereto and made a part hereof

         5.10 Guarantees/Contracts:

             (a) Borrower does not own nor hold equity or long term debt investments in, has any outstanding advances to, or serves as guarantor, surety or accommodation maker for the obligations of, or has any outstanding borrowings from any Person except as described in Exhibit "5.10", attached hereto and a made part hereof.

             (b) Borrower is not a party to any contract or agreement, or subject to any charter or other corporate restriction, which materially and adversely affects its business, financial condition, property or prospects or its ability to perform hereunder.

         5.11 Government Regulations, etc.:

             (a) Borrower is not in violation of, has not received written notice that it is in violation of, or has knowingly caused any Person to violate, any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof, (including without limitation, environmental laws and regulations), which may materially and adversely affect its business, financial condition, Property or prospects.

             (b) Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

         5.12 Names: Within five (5) years prior to the Closing Date, neither Borrower nor Financial has conducted business under or used any other name (whether corporate or assumed) except for the names shown on Exhibit "5.12", attached hereto and made a pan hereof.

         5.13 Other Associations: Borrower is not engaged and has no interest in any joint venture or partnership with any other Person except as described on Exhibit "5.13" hereto and

         5.14 Environmental Matters: Except as disclosed on Exhibit "5.14" attached hereto and made a part hereof, Borrower has no knowledge:

             (a) of the presence of any Hazardous Substances on any of the real property where Borrower conducts operations or has its personal property, or

             (b) of any on-site spills, releases, discharges, disposal or storage of Hazardous of such real property or where made a part hereof Substances that have occurred or are presently occurring on any collateral is located, or

             (c) of any spills, releases, discharges or disposal of Hazardous Substances that have occurred, are presently occurring on any other real property as a result of the conduct, action or activities of Borrower. As used herein, the term "Hazardous Substances" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, by any environmental statute, rule or regulation of any governmental entity presently in effect and applicable to such real property,

         5.15. Solvency Borrower is solvent, able to pay its debts as they become due, and has capital sufficient to carry on its business and all business in which it is about to engage, and now owns Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts. Borrower will not be rendered insolvent by the execution and delivery of this Agreement or any of the other documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder.

         5.16 Leases and Leased Property: Each Lease reported to Lender as an Eligible Lease and the Leased Property associated therewith shall, at all times when such Leases are included in the Borrowing Base calculation be in compliance with all of the following representations:

             (a) Each Lease is in substantially the same form as that attached as Exhibit "5.16" hereto and is genuine, based on contracts that are enforceable in accordance with its terms against the Lessee and the Leased Property named and referenced therein, constitutes the entire agreement for the leasing of the Leased Property thereby covered, has not been altered or amended, except as set forth in the related schedules, and the Books and Records relating thereto are accurate, complete and genuine;

             (b) The sole original of each Lease has been delivered to Lender, and all other counterparts of each Lease shall contain a legend stating that the Lease has been assigned to

CoreStates Bank, N.A, pursuant to that certain Loan and Security Agreement dated October 1996, or contain similar language specifying that such counterpart is not an original for "Chattel Paper" purposes under the UCC;

             (c) Where the Lease consists of a Master Lease Agreement and specific schedules which describe the terms of any specific items to be leased pursuant to such schedule, the sole original schedule shall constitute the sole original Lease, provided that the terms of the Master Lease Agreement and the schedule make it clear that the sole original schedule is a separate lease for "Chattel Paper" purposes under the UCC and that possession of such schedule constitutes possession of "Chattel Paper" under the UCC;

             (d) Except as otherwise consented to by Lender in writing, no more than ten (10%) percent of the Credit Facility is secured by Leases with the same Lessee (or its Affiliates);

             (e) The original amount and unpaid balance of each Lease shown on the Books and Records and on any statement or schedule delivered to Lender in connection therewith is the true and correct amount actually owed to Borrower, no portion of which, except as specifically provided for in the Lease, has been prepaid unless such prepayment has been delivered to Lender within 5 days of the date of such prepayment;

             (f) The amount due under each Lease is not subject to, and the terms of the Lease provide that the Lessee may not assert, any claim or reduction, counterclaim, set off, recoupment, or any other claim, allowance or adjustment and no Lease has been re-negotiated, restructured or compromised except as renewed in the ordinary course of business;

             (g) Neither Borrower nor Financial has, and neither will, enter into any agreement with a Lessee of any Leased Property which provides, directly or indirectly, for the crediting of any obligation or liability of Borrower or Financial to such Lessee against future rentals accruing under the Lease;

             (h) Each item, of Leased Property has been delivered to and, in all instances, accepted by the Lessee and to the best of Borrower's knowledge, information and belief is in good condition, ordinary wear and tear accepted, has not been lost, stolen, destroyed or damaged and has not been removed from service;

             (i) Each Lease has been duly executed by Borrower and each Lessee and is a valid, legal and binding obligation of Borrower and such Lessee, and is enforceable against Borrower and such Lessee in accordance with its terms. Borrower is the sole owner of each of the Leases and had the authority to assign all of its right, title and interest therein as provided herein;

             (j) Each of the Leases and all Leased Property which is the subject matter thereof at the time of its assignment to Lender and at all times thereafter, will be free and clear of any and all assignments, options, rights, or other Liens whatsoever except Borrower's and

Lender's;

             (k) Financial made an adequate credit investigation of each Lessee and determined that the Lessee's credit was satisfactory;

             (1) All costs, fees, and expenses incurred in making and closing each of the Leases has been paid and each Lease is and will be current at the time of the assignment thereof to Lender. No Lessee is in default under the corresponding Lease nor to the best of Borrower's knowledge, information and belief, does an event exist which with the giving of notice or the passage of time or both, will result in a default under any Lease,

             (m) All rentals, fees, costs, expenses and charges paid or payable by the Lessee under any Lease, including without limitation, any brokerage and other fees paid to Financial do not violate any laws relating to the maximum fees, costs, expenses or charges that can be charged in any state in which any Leased Property is located or in which the corresponding Lessee is located, or in which a transaction was consummated, or in any other state which may have jurisdiction with respect to any such Leased Property, Lease or Lessee;

             (n) Borrower has a valid, first priority perfected lien and security interest in each Lease and the corresponding Leased Property;

             (o) Lender has a valid, first priority perfected lien and security interest in each Lease and the Leased Property subject to no other Lien. Borrower has taken and in the future, shall take all steps necessary to maintain Lender's first perfected lien and security interest in each Lease and the Leased Property including, if required, ensuring that Borrower's security interest (in the event the Lease is not a "true lease") is perfected through filing financing statements, amendments thereto, or assignments and/or continuations thereof and recording of the documentation necessary to perfect Borrower's Liens;

             (p) For each Lease, Borrower filed within ten (10) days of receipt by the Lessee of possession of the Leased Property, such UCC financing statements (listing Borrower as secured party, Lessee as debtor, and such Leased Property as collateral) , in such locations as would be required by applicable law (if Borrower were a secured party and Lessee were a debtor) in order to perfect a security interest in such Leased Property under the UCC or otherwise, in favor of Borrower and Borrower and Lender, as assignees;

             (q) Each Lease is valid and enforceable and presents the undisputed obligation of the Lessee named therein and is not more than ninety (90) days contractually past due;

             (r) Each item of Leased Property has been insured in the ordinary course of Borrower's or the corresponding Lessee's business;

             (s) Borrower has not received notice of a bankruptcy, receivership, reorganization or insolvency of any Lessee;

             (t) No Lessee is a subsidiary, or Financial or Borrower, or under common control with Financial or Borrower or is an officer or employee of either; and

             (u) No Lease has been restructured due to a Lessee default or provides for the lease of Leased Property, ownership of which is evidenced by certificate of title.

         5.17 Mortgages and Mortgaged Property: Each Mortgage reported to Lender as an Eligible Mortgage and the Mortgaged Property associated therewith shall, at all times when such Mortgages are included in the Borrowing Base calculation, be in compliance with all of the following representations.

             (a) Each Mortgage is in substantially the same form as that attached as Exhibit 5.17 hereto and is genuine based on contracts that are enforceable in accordance with its terms against the Mortgagor and the Mortgaged Property named and referenced therein, constitutes (along with the note issued with respect thereto) the entire agreement for the financing of the Mortgaged Property thereby covered, has not been altered or amended, except as set forth in the related schedules and the Books and Records relating thereto are accurate, complete and genuine;

             (b) The sole original of each note related to a Mortgage;

             (c) Except as otherwise consented to by Lender in writing, no more than One Million Dollars of the outstandings under the Credit Facility is secured by Mortgages with the same Mortgagor (or its Affiliates);

             (d) The original amount and unpaid balance of each Mortgage shown on the Books and Records and on any statement or schedule delivered to Lender in connection therewith is the true and correct amount actually owed Borrower, no portion of which, except as specifically provided for in the Mortgage, has been prepaid unless such prepayment has been delivered to Lender within 5 days of the date of such prepayment;

             (e) The amount due under each Mortgage is not subject to, and the terms of the Mortgage provide that the Mortgagee may not assert, any claim or reduction, counterclaim, set off, recoupment, or any other claim, allowance or adjustment and no Mortgage has been renegotiated, restructured or compromised except as renewed in the ordinary course of business;

             (f) Neither Borrower nor Financial has, and neither will, enter into any agreement with a Mortgagor of any Mortgaged Property which provides, directly or indirectly, for the crediting of any obligation or liability of Borrower or Financial to such Mortgagor against future payments, accruing under the Mortgage;

             (g) Each Mortgage has been duly executed by Borrower and each Mortgagor and is a valid, legal and binding obligation of Financial, and such Mortgagor, and is enforceable against Borrower and such Mortgagor in accordance with its terms. Borrower is the sole owner of each of the Mortgages and had the authority to assign all of its right, title and interest therein upon the terms set forth herein;

             (h) Each of the Mortgages and all Mortgaged Property which is the subject matter thereof at the time of its assignment to Lender and at all times thereafter, will be free and clear of any and all assignments, options, rights, or other Liens whatsoever except Borrower's and Lender's;

             (i) Financial made an adequate credit investigation of each Mortgagor determined that the Mortgagor's credit was satisfactory;

             (j) All cost, fees, and expenses incurred in making and closing each of the Mortgage has been paid and each Mortgage is and will be current at the time of the assignment thereof to Lender. No Mortgagor is in default under the corresponding Mortgage nor to the best of Borrower's knowledge, information and belief, does an event exist which with the giving of notice or the passage of time or both will result in a default under any Mortgage.

             (k) All rentals, fees, costs, expenses and charges paid or payable by the Mortgagor under any Mortgage, including without limitation, any brokerage and other fees paid to Borrower do not violate any laws relating to the maximum fees, cost, expenses or charges that can be charged in any state in which any Mortgaged Property is located or in which the corresponding Mortgagor located, or in which a transaction was consummated, or in any other state which may have jurisdiction with respect to any such Mortgaged Property, Mortgage or Mortgagee;

             (1) Borrower has a valid, first priority perfected lien and Mortgage in each Mortgaged Property.

             (m) Lender has a valid, first priority perfected lien and security interest in each Mortgage and the Mortgaged Property subject to no other Lien. Borrower has taken and in the future, shall take all steps necessary to maintain Lender's first perfected lien and security interest in each Mortgage and the Mortgaged Property.

             (n) Each Mortgage is valid and enforceable and presents the undisputed obligation of the Mortgage named therein and is not more than ninety
(90) days contractually past due;

             (o) Each item of Mortgaged Property has been insured in the ordinary course of Borrower's or the corresponding Mortgagor's business;

             (p) Neither Financial nor Borrower have received notice of bankruptcy, receivership, reorganization or insolvency of any Mortgagor;

             (q) No Mortgagor is a subsidiary, or Affiliate of Financial or Borrower, or under common control with Financial or Borrower or is an officer or employee of either; and

             (r) No Mortgage has been restructured due to a Mortgagor default.

             (s) Lender has been duly recorded in the appropriate real estate records office as the Mortgagee of records as to each Mortgage.

SECTION 6. BORROWER'S AFFIRMATIVE COVENANTS

         Borrower covenants that until all of Borrower's Obligations to Lender are paid and satisfied in full and the Revolving Credit has been terminated:

         6.1 Payment of Taxes and Claims: Borrower shall pay, before they become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon Borrower's Property.

         6.2 Maintenance of Properties and Corporate Existence:

             (a) Property Insurance - Borrower shall maintain or caused to be maintained insurance, including without limitation, insurance on the Collateral against fire, flood, casualty and such other hazards and business interruption insurance, in such amounts, with such deductibles and with such insurers as are customarily used by companies operating in the same industry as Borrower, Financial or the corresponding to Closing, Borrower shall furnish Lender with such evidence of insurance as Lender may require. Borrower hereby appoints Lender as Borrower's attorney-in-fact, exercisable at Lender's option to endorse any check which may be payable to Borrower in order to collect the proceeds of such insurance and any amount or amounts collected by Lender pursuant to the provisions of this paragraph may be applied by Lender to Borrower's Obligations, Borrower also agrees to notify Lender, promptly, upon Borrower's receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy.

             (b) Financial Records - Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. Borrower shall not change its respective fiscal year end date without the prior written consent of Lender.

             (c) Corporate Existence and Rights - Borrower shall do (or cause to be done) all things necessary to preserve and keep in full force and effect its existence, good standing, rights and franchises.

             (d) Compliance with Laws - Borrower shall be in compliance in all material respects with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local, (including without limitation environmental or environmental-related laws, statutes, ordinances, rules, regulations and notices), and shall obtain and maintain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its businesses, which violation or failure to obtain may materially adversely affect the business, Property, financial conditions or prospects of Borrower.

         6.3 Business Conducted: Borrower shall continue in the business presently operated by it using its best efforts to maintain its customers and goodwill. Borrower shall not engage, directly or indirectly, in any material respect in any line of business substantially different from the businesses conducted by it immediately prior to the Closing Date, unless such line of business is reasonably related to such business so conducted prior to the Closing Date.

         6.4 Litigation: Borrower shall give prompt notice to Lender of any litigation claiming in excess of $50,000 from Borrower, or which may otherwise have a material adverse effect on the business, financial condition, Property or prospects of Borrower.

         6.5. Taxes: Borrower shall pay all taxes (other than taxes based upon or measured by any Lender's income or revenues) , if any, in connection with the Loans and/or the recording of any Lien Documents. The Obligations of Borrower under this section shall survive the payment of Borrower's obligations under this Agreement and the termination of this Agreement. Borrower shall cause to be paid all taxes incurred in connection with any of the Leases, Mortgages or the acquisition, sale or lease of any of the Leased Property.

         6.6 Bank Accounts: Within a reasonable period of time hereafter and to the extent practicable, Borrower shall maintain its major depository and disbursement account(s) with Lender.

         6.7 Warranties for Future Advances: Each request by Borrower for an Advance under the Credit Facility in any form following the Closing Date shall constitute an automatic representation and warranty by Borrower to the effect that:

             (a) There has been no material adverse change in Borrower's operations or condition (financial or otherwise) since the date of delivery of Borrower's most recent financial Statements.

             (b) No Event of Default which has not been cured or waived, or Unmatured Event of Default, then exists;

             (c) Each Advance is within and complies with the terms and conditions of this Agreement including without limitation the notice provisions contained in Sections 2.2 and 2.3 hereof;

             (d) No Lien including, without limitation, any federal tax Lien, has been imposed on Borrower or Financial which may, in any way, take priority over Lender's security interests in or Liens on any Collateral; and

             (e) Each representation and warranty set forth in Section 5 of this Agreement is then true and correct in all material respects; provided that Borrower may update the representations in Section 5 to accurately reflect the state of Borrower's affairs as of the date of a request for an Advance by giving written notice thereof to Lender, and further provided that such updates do not reflect events or conditions which constitute violations of Section 6 or 7 hereof or otherwise reflect material adverse developments.

         6.8 Financial Covenants: Borrower shall cause Financial to maintain and comply with the following financial covenants as reflected on and computed from the Financial Statements:

             (a) Adjusted Debt to Tangible Net Worth Ratio: Financial shall have and maintain at all times an Adjusted Debt to Tangible Net Worth Ratio on a consolidated basis, measured quarterly as of the last day of each fiscal quarter, of not more than: 6 to 1.

             (b) Tangible Net Worth: Financial shall have and maintain a Tangible Net Worth on a consolidated basis, measured quarterly as of the last day of each fiscal quarter, of not less than $4,000,000.00 plus an amount equal to 50% of Financial's Net Income, without respect to losses, for each fiscal year commencing with the fiscal year ending December 31, 1994.

         6.9 Financial and Business information: Borrower shall deliver to Lender the following:

             (a) Financial Statements and Collateral Reports: such data, reports, statements and information, financial or otherwise, as Lender may reasonably request, including, without limitation:

                 (i) within one hundred twenty (120) days after the end of each fiscal year of Borrower, deliver to Lender, the Financial Statements for such year including the balance sheet of Financial as at the end of such fiscal year and a statement of cash flows and income statement for such fiscal year, all on a consolidated and consolidating basis, setting forth in the consolidated statements in comparative form, the corresponding figures as at the end of and for the previous fiscal year, all in reasonable detail, including all supporting schedules, and audited and certified by independent public accountants of recognized standing, selected by Financial and reasonably satisfactory to the Lender to have been prepared in accordance with GAAP, and such independent public accountants shall also provide an unqualified opinion that the Financial Statements present fairly Financial's financial condition. Such independent accountants shall also provide a statement certifying that nothing has come to their attention to cause them to believe that calculations contained in the compliance certificate are inaccurate.

                 (ii) within fifteen (15) days of the end of each calendar month, deliver to Lender, Borrower's Lease receivables and Mortgage receivables aging report and such other reports as Lender reasonably deem necessary, certified by, an Authorized officer as true and correct, all in form and substance reasonably satisfactory to Lender;

                 (iii) within forty-five (45) days after the end of each fiscal quarter, deliver to Lender Financial's internally prepared quarterly consolidated Financial Statements, including balance sheet and income statement.

         (b) Notice of Event of Default - promptly upon becoming aware of the existence of any condition or event which constitutes a default or an Event of Default or Urmatured Event of Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action Borrower is taking (and proposes to take) with respect thereto;

         (c) Notice of Claimed Default - promptly upon receipt by Borrower, notice of default, oral or written, given to Borrower by any creditor for borrowed money in excess of $100,000;

         (d) Securities and other Reports - if Borrower or Financial shall be required to file any reports with any federal or state securities exchange commission promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by such entity to stockholders generally, and, a copy of each regular or periodic report, and any registration statement, or prospectus in respect thereof

         6.10 Officers' Certificates: Along with the set of Financial Statements delivered to Lender at the end of each fiscal quarter and fiscal year pursuant to Section 6.9(a) hereof, deliver to Lender a certificate (in the form of Exhibit "6.10" attached hereto and made a part hereof) from an Authorized Officer of Borrower setting forth:

         (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether Borrower is in compliance with the requirements of Sections 6.8 as of the end of the period covered by the financial statements then being furnished (and any exhibits appended thereto) under Section 6.9; and

         (b) Event of Default - that the signer in his capacity as an officer of Borrower has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his supervision) a review of the transactions and conditions of Borrower from the beginning of the accounting period covered by the Financial Statements being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes an Event of Default or Unmatured Event of Default or if any such condition or event existed or exists, specifying the nature and period of existence the what action Borrower has taken or proposes to take with respect thereto.

         6.11 Inspection: Borrower will permit and cause Borrower to permit, any of Lender's officers or other representatives to visit and inspect any of Borrower's locations where any Collateral is kept during regular business hours upon reasonable prior notice, to examine and audit all of such entities' books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants. All such inspections (anticipated to be performed twice a year) shall be at Borrower's expense at the standard rates charged by the Lender or an outside firm engaged to perform such services, for such activities (plus the Lender's or such outside firm's Out, of-pocket expenses), provided that prior to the occurrence of an Event of Default, Borrower will not be liable for audit fees and expenses in excess of Five Thousand Dollars ($5,000) per annum.

         6.12 Tax Returns and Reports: At Lender's request from time to time, Borrower shall promptly furnish Lender with copies of the annual federal and state income tax returns of Borrower and Financial.

         6.13 Material Adverse Developments: Borrower agrees that promptly upon becoming aware of any development or other information which would reasonably be expected to materially and adversely affect its businesses, financial condition, Property, prospects or its ability to perform under this Agreement, it shall give to Lender prompt written notice specifying the nature of such development or information and such anticipated effect.

         6.14 Places of Business: Borrower shall give thirty (30) days prior written notice to Lender of any changes in the location of any of its respective places of business, of the places where its books and records are kept, or the establishment of any new, or the discontinuance of any existing place of business.

         6.15 Sale of Collateral: Borrower shall mark its books and records to indicate Lender's security interest in the Collateral, including the Leases Leased Property, Mortgages and Mortgaged Property and, unless Lender consents otherwise in writing, Borrower shall cause Borrower to retain title at all times to the Leased Property; provided that so long as no Event of Default or Unmatured Event of Default has occurred, Borrower may, subject to the prepayment provisions set forth herein, sell Leases and Leased Property and Mortgages pursuant to Securitization Transactions or otherwise. So long as no Event of Default or Unmatured Event of Default has occurred, upon receipt of the proceeds (if required) from the sale of such Leases, Leased Property and/or Mortgages. Lender shall execute such documentation as is reasonably necessary to release its security interest in such Leases, Lease Property and/or Mortgages.

         6.16. Receipt of Payments: Prior to the occurrence of an Event of Default and the Lender's notification to (i) Lessees to redirect payments under Leases and (ii) Mortgagors to redirect payments under the Mortgages to a place designated by Lender, Borrower shall direct all Lessees and Mortgagors to make payments to Borrower shall notify Lender in writing prior to Financial changing such address or the location where payments are to be received.

SECTION 7. BORROWER'S NEGATIVE COVENANTS:

         Borrower covenants that until all of Borrower's Obligations to Lender are paid and satisfied in full and the Credit Facility has been terminated, that:

         7.1 Merger, consolidation, Dissolution or Liquidation:

             (a) Borrower shall not, and shall cause Financial not to, sell, lease, license transfer or otherwise dispose of their respective Property other than Property sold in the ordinary course or ordinary operation of their respective businesses without Lender's prior written consent.

             (b) Borrower shall not merge or consolidate with, or acquire, any other Person or commence a dissolution or liquidation.

         7.2 Liens and Encumbrances: Borrower shall not: (i) execute a negative pledge agreement with any Person covering any of the Collateral, or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the Collateral, whether now owned or hereafter acquired, to be subject to a Lien other than a Lien in favor of Lender and rights of Lessees under Leases.

         7.3 Negative Pledge: Borrower shall not pledge, grant or permit any Lien to exist on the common stock of its Subsidiaries and Affiliated nor on any Lease, Leased Property or Mortgage other than a Lien in favor of Lender and rights of Lessees under Leases.

         7.4 Transactions With Affiliates or Subsidiaries:

             (a) Borrower shall not enter into any transaction with any Subsidiary or other Affiliate including, without limitation, the purchase, sale, lease or exchange of Property, or the loaning or giving of funds to any Affiliate or any Subsidiary, other than pursuant to the Financial Loan Documents, unless (i) such subsidiary or Affiliate is engaged in a business substantially related to the business conducted by Borrower and the transaction is in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon terms substantially the same and no less favorable to Borrower as it would obtain in a comparable arm's-length transactions with any Person not an Affiliate or a Subsidiary, and (ii) so long as such transaction is not prohibited hereunder.

             (b) Subject in any event to the limitations of Section 7.4(a) above, Borrower shall not create or acquire any Subsidiary unless such Subsidiary engages in a business substantially related to the business of Borrower as conducted immediately prior to the Closing Date.

         7.5 Guarantees: Excepting the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, and unless otherwise consented to by Lender, Borrower shall not become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future indebtedness of any kind of any Person.

         7.6 Distributions, Redgntions and Other Indebtedness: Borrower shall not declare or pay or make any forms of Distribution in any fiscal year, to its shareholders, their successors or assigns.

         7.7 Use of Lender's Name: Borrower shall not use Lender's name (or the name of any of any Lender's Affiliates) in connection with any of its business operations except to identify the existence of the Credit Facility and the name of the Lender in the ordinary course of Borrower's business. Nothing herein contained is intended to permit or authorize Borrower to make any contract on behalf of any Lender.

         7.8 Change of Ownership Interests: Thomas W. Price, Patricia Price, Michael A. Price and Katherine Price shall not at any time own less than 100%, of the capital stock of Financial entitled to vote generally.

         7.9 Change of Management: The President of Financial or the Borrower shall not at any time be a Person other than Thomas W. Price or Michael A. Price, unless otherwise consented to by Lender in writing.

SECTION 8. DEFAULT

         8.1. Events of Default: Each of the following events shall constitute an event of default ("Event of Default") and Lender shall thereupon have the option, to declare the Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in subparagraphs (h), (i) or (j) shall automatically cause an acceleration of the obligations):

              (a) Payments - if Borrower fails to make any payment of principal or interest under the Credit Facility on the due date of such payment and such failure to pay is not cured within 5 days of the date such payment is due and payable; or

              (b) Other Charges - if Borrower fails to pay any other charges, fees, Expenses or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement and such failure to pay is not cured within 5 days of the date such payment is due and payable; or

              (c) Particular Covenant Defaults - if Borrower fails to perform, comply with or observe any covenant or undertaking contained in this Agreement, provided however, that with respect only to the covenants contained in Sections
6.1 and 6.5, Borrower shall have 20 days from the date upon which Borrower first becomes aware of the occurrence of such failure to comply with or observe such covenants; or

              (d) Warranties or Representatives - if any warranty, representation or other statement by or on behalf of Borrower contained in or pursuant to this Agreement, or in any document, agreement or instrument furnished in compliance with, relating to, or reference to this Agreement, is false, erroneous, or misleading in any material respect when made; or

              (e) Agreements with Others - if Borrower shall default beyond any grace period under any agreement with any creditor for borrowed money in excess of $100,000 and (i) such default consists of the failure to pay any principal, premium or interest with respect to such indebtedness, or (ii) such default consists of the failure to perform any covenant or agreement with respect to such indebtedness if such failure to perform causes Borrower's obligations which are the subject of such agreement to become due prior to the stated maturity date or the regularly scheduled date of payment; or

              (f) Other Agreements with Lender - if Borrower breaches or violates the terms of, or if a default or an Event of Default, occurs under, any other, existing or future agreement (related or unrelated) between or among Borrower and Lender including without limitation, the Revolving Credit Note, hereunder and the Collateral Assignment; or

              (g) Judgements - if any final judgment for the payment of money in excess of $50,000 which is not fully and unconditionally covered by insurance or for which Borrower has not established a cash or cash equivalent reserve in the amount of such judgment shall be rendered, which has not been dismissed, bonded or stayed within, or which remains undischarged or unpaid for a period of, 45 days after the entry thereof; or

              (h) Assignment for Benefit of Creditors, etc. - if Borrower or Financial, makes or proposes an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by Borrower or Financial which might materially and adversely affect any such entity; or

              (i) Bankruptcy, Dissolution, etc. - upon the commencement of any action for the dissolution or liquidation of Borrower or Financial or the commencement of any proceeding to avoid any transaction entered into by any such entity, or the commencement of any case or proceeding for reorganization or liquidation of any such entity's debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against such entity; provided, however, that such entity shall have sixty (60) days to obtain the dismissal or discharge of involuntary proceedings filed against it, it being understood that notwithstanding the discretionary nature of the Credit Facility, during such sixty (60) day period, Lender shall be under no obligation to make Advances hereunder and Lender may seek adequate protection in any bankruptcy proceeding; or

              (j) Receiver - upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for Borrower or for any of Borrower's Property; or

              (k) Execution Process, Seizure, etc. - the issuance of any execution or distraint process against Borrower, or any material Property of Borrower is seized by any governmental entity, federal state or local; or

              (1) Termination of Business - if Borrower or Financial cease any material portion of its business operations as presently conducted; or

              (m) Investigations - any indication or evidence received by Lender or any Lender that reasonably leads it to believe Borrower may have directly or indirectly been engaged in any type of activity which, would be reasonably likely to result in the forfeiture of any Property of Borrower to any governmental entity, federal, state or local, or if an officer or director of Financial, or Borrower is the subject of an indictment; or

              (n) Surety - if any Surety breaches or defaults under the terms and conditions of its respective Surety Agreement, or any such Surety Agreement ceases to be in full force and effect.

         8.2 Cure - Nothing contained in this Agreement or the Loan Documents shall be deemed to compel Lender to accept a cure of any Event of Default hereunder.

         8.3 Rights and Remedies on Default:

             (a) In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), Lender may, in its discretion, upon or at any time after the occurrence and during the continuance of an Event of Default, to terminate the Credit Facility.

             (b) In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), Lender may, upon or at any time after the occurrence of an Event of Default, exercise all rights under the UCC and any other applicable law or in equity, and subject to the rights of the Lessees and Mortgagors, under all Loan Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):


                 (i) The right to take possession of, and notify all Lessees and

Mortgagors of Lender's security interest in the Collateral and require payment under the Leases and Mortgages to be made directly to Lender and Lender may, in its own name or in the name of Borrower, exercise all rights of the lessor under the Leases and the Mortgagee under the Mortgages and collect, sue for and receive payment on all Leases and Mortgages, and settle, compromise and adjust the same on any terms as may be satisfactory to Lender, in its sole and absolute discretion for any reason or without reason and Lender may do all of the foregoing with or without judicial process (including without limitation notifying the United States postal authorities to redirect mail addressed to Borrower to an address designated by Lender); or

                 (ii) By its own means or with judicial assistance, subject to the rights of the Lessees and Mortgagors, enter Borrower's premises or location of Collateral and take possession of the Collateral, or render it unusable. or dispose of the Collateral on such premises in compliance with subsection (e) below, without any liability for rent, storage, utilities or other sums, and Borrower shall not resist or interfere with such action; or

                 (iii) Require Borrower at Borrower's expense, subject to the rights of the Lessees, to assemble all or any part of the Leased Property and make it available to Lender at any place designated by Lender; or

             (e) Borrower hereby agrees that a notice received by it at least ten (10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. Borrower covenants and agrees not to interfere with or impose any obstacle to Lander's exercise of its rights and remedies with respect to the Collateral, after the occurrence of an Event of Default hereunder.

         8.4 Nature of Remedies: All rights and remedies granted Lender hereunder and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until all obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon or at any time after the occurrence of an Event of Default, may proceed against Borrower, at any time, under any agreement, with any available remedy and in any order.

         8.5 Set-Off: If any bank account of Borrower with Lender or any participant is attached or otherwise liened or levied upon by any third party, Lender (and such participant) shall have and be deemed to have, without notice to Borrower, the immediate right of set-off and may apply the funds or amount thus set-off against any of Borrower's Obligations hereunder. Lender will use its best efforts to give Borrower prompt notice after exercise of any offset right; provided that Lender's failure to give such notice shall not result in any liability of Lender to Borrower.

SECTION 9. MISCELLANEOUS

         9.1 GOVERNING LAW. THIS AGREEMENT, THE REVOLVING CREDIT NOTE, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA THE PROVISIONS OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

         9.2 Integrated Agreement: The Revolving Credit Note, the other Loan Documents, all related agreements, and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights and remedies. If, after applying the foregoing, an express inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

         9.3 Waiver:

             (a) No omission or delay by Lender in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Borrower no waiver will be valid unless in writing and signed by Lender and then only to the extent specified.

             (b) Borrower releases and shall indemnify, defend and hold harmless Lender, and its officers, employees and agents, of and from any claims; demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from
(i) acts or conduct of Borrower or under, pursuant or related to this Agreement and the other Loan Documents, (ii) Borrower's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and (iii) Borrower's failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal state or local, or court or administrative orders or decrees:
(including without limitation environmental laws, etc.) and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting from acts or conduct of Lender constituting wilful misconduct or gross negligence.

         9.4 Time: whenever Borrower shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day. Time is of the essence in Borrower's performance under all provisions of this Agreement and all related agreements and documents.

         9.5 Expenses of Lender: At Closing and from time to time thereafter, Borrower will pay all reasonable expenses of Lender on demand (including, without limitation, search costs, audit fees (as provided in Section 6.11), and the reasonable fees and expenses of legal counsel for Lender) relating to this Agreement, and all related agreements and documents, including, without limitation, expenses incurred in the analysis, negotiation, preparation, closing, administration and enforcement of this Agreement and the other Loan Documents, the enforcement, protection and defense of the rights of Lender in and to the Loans and Collateral or otherwise hereunder, and any reasonable expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this agreement (collectively, the "Expenses").

         9.6 Brokerage: This transaction was brought about and entered into by Lender and Borrower acting as principals and without any brokers, agents or finders being the effective procuring cause hereof Borrower represents that it has not committed Lender to the payment of any brokerage fee, commission or charge in connection with this transaction.

         9.7 Notices:

             (a) Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person or if sent by telecopy or by nationally recognized overnight courier, or via first class, Certified or Registered mail, postage prepaid, as follows, unless such address is changed by written notice hereunder:

         If to Lender to:            CoreStates Bank, N.A.
                                     1339 Chestnut Street
                                     Philadelphia, PA 19107
                                     Attn: S. Scott Gates, AVP
                                     Telecopy No.: 215/786-7704

         If to Borrower to:          T & W Funding Company VI, L.L.C.
                                     c/o T & W Financial Corp.
                                     6416 16th Street, E
                                     Tacoma, Washington 98424
                                     Attn: Michael A. Price, President
                                     Telecopy No.: (206) 926-0739

             (b) Any notice sent by Lender or Borrower by any of the above methods shall be deemed to be given when so received.

             (c) Lender shall be fully entitled to rely upon any facsimile transmission or other writing purported to be sent by any Authorized officer (whether requesting an Advance or otherwise) as being genuine and authorized.

         9.8 Headings: The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

         9.9 Survival: All warranties, representations, and covenants made by Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender of the Revolving Credit Note regardless of any investigation made by Lender or on their behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Lender shall constitute warranties and representations by Borrower hereunder. Except as otherwise expressly provided herein, all covenants made by Borrower hereunder or under any other agreement or instrument shall be deemed continuing until all obligations are satisfied in full.

         9.10 Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Borrower may not transfer, assign or delegate any of its duties or obligations hereunder.

         9.11 Counterparts: This Agreement may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.

         9.12 Modification: No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower and Lender.

         9.13 Signatories: Each individual signatory hereto represents and warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

         9.14 Third Parties: No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party, creditor or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrower's duty of performance, including, without limitation, Borrower's duties under any Lease, account or contract with any other Person.

         9.15 Discharge of Taxes, Borrower's Obligations, Etc.: Lender, in its sole discretion, shall have the right at any time, and from time to time, with prior notice to Borrower, if Borrower fails to do so five (5) Business Days after requested in writing to do so by Lender, to: (a) pay for the performance of any of Borrower's obligations hereunder, and (b) discharge taxes or Liens, at any time levied or placed on any of Borrower's Property in violation of this Agreement unless Borrower is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP. Expenses and advances shall be added to the Revolving Credit, bear interest at the same rate applied to the

Revolving Credit, until reimbursed to Lender. Such payments and advances made by Lender shall not be construed as a waiver by Lender of an Event of Default under this Agreement.

         9.16 Consent to Jurisdiction: Borrower and Lender hereby irrevocably consent to the jurisdiction of the Courts of Common Pleas of Philadelphia, Commonwealth of Pennsylvania or the United States District Court for the Eastern District of Pennsylvania in any and all actions and proceedings whether arising hereunder, under the Revolving Credit Note, or under any other agreement or undertaking and irrevocably agree to service of process by certified mail, return receipt requested to the address of the appropriate party set forth herein.

         9.17 Waiver of Jury Trial: EACH OF BORROWER AND LENDER HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST LENDER WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS.

         9.18 WARRANT OF ATTORNEY: BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ATTORNEYS OR THE PROTHONOTARY OR CLERK OR ANY COURT OF RECORD IN THE COMMONWEALTH OR PENNSYLVANIA, UPON THE FAILURE BY BORROWER TO PAY WHEN DUE ANY SUM PAYABLE BY BORROWER PURSUANT TO THIS AGREEMENT, TO APPEAR FOR BORROWER IN ANY SUCH COURT, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM OR TIME THERE OR ELSEWHERE TO BE HELD AND THEREIN TO CONFESS OR ENTER JUDGEMENT AGAINST BORROWER IN FAVOR OF THE LENDER FOR ALL SUMS DUE OR TO BECOME DUE BY BORROWER TO LENDER UNDER THIS AGREEMENT, WITH COSTS OF SUIT AND RELEASE OF ERRORS AND WITH THE GREATER OF FIVE PERCENT (5%) OF SUCH SUMS OR $7,500.00 ADDED AS A REASONABLE ATTORNEY'S FEE; AND FOR DOING SO THIS AGREEMENT OR A COPY VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT; SUCH AUTHORITY AND POWER SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF, AND JUDGEMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS THERE IS OCCASION THEREFOR.

         BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO IT BY SUCH COUNSEL.

         BORROWER BEING FULLY AWARE OF THE RIGHT TO NOTICE AND A HEARING CONCERNING THE VALIDITY OF ANY AND ALL CLAIMS THAT MAY BE ASSERTED AGAINST BORROWER BY THE LENDER BEFORE A JUDGMENT CAN BE ENTERED UNDER OR BEFORE EXECUTION MAY BE LEVIED ON SUCH JUDGEMENT AGAINST ANY AND ALL PROPERTY OF BORROWER, HEREBY WAIVES THESE

RIGHTS AND AGREES AND CONSENTS TO JUDGEMENT BEING ENTERED BY CONFESSION IN ACCORDANCE WITH THE TERMS HEREOF AND EXECUTION BEING LEVIED ON SUCH JUDGEMENT AGAINST ANY AND ALL PROPERTY OF BORROWER, IN EACH CASE WITHOUT FIRST GIVING NOTICE AND THE OPPORTUNITY TO BE BEARD ON THE VALIDITY OF THE CLAIM OR CLAIMS UPON WHICH SUCH JUDGEMENT IS ENTERED.

         9.19 Information to Participant: Lender may divulge to any participant, co-lender or assignee or prospective participant, co-lender or assignee it may obtain in the Credit Facility, or any portion thereof, all information, and furnish to such Person copies of any reports, financial statements, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents; provided, however that any potential participant, co-lender reassignee agrees to hold in confidence all confidential or proprietary information provided to them by Borrower or Lender except (a) to the extent that the production of such information is required pursuant to any statute, ordinance, regulation, rule or order or any subpoena or any governmental inquiry or by reason of any bank regulation in connection with any bank examination, and (b) such potential participant, co-lender or assignee shall not be prohibited from disclosing any such information to any of their agents, officers, employees, attorneys, accountants or consultants who shall be informed of this provision.

         This agreement amends, restates and supersedes the Master Loan and Security Agreement dated October 30, 1996 between Borrower and Lender.

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.

                                            T & W FUNDING COMPANY VI, L.L.C.

Witness:  /s/  [SIG]                        By:  /s/  MICHAEL A. PRICE
                                               -----------------------------

                                            Title:    Member
                                                  --------------------------

                                            CORESTATES BANK, N.A.

                                            By:
                                               -----------------------------


                                            Title:
                                                  --------------------------

                                EXHIBIT "2.1(d)"

                             CORESTATES BANK, N.A.
                   COMPUTATION OF BORROWING BASE AVAILABILITY
                          AS OF ___________, 19___ FOR
                        T & W FUNDING COMPANY VI, L.L.C.

--------------------------------------------------------------------------------
1.  90% of Eligible Leases - Remaining Contractual Payments Pledged to
    CoreStates (Collateral)                             $

2.  90% of Additional Eligible Leases to be Pledged
    to CoreStates                                      _____ Sch.#_____

                                                       _____ Sch.#_____


3.  90% of Eligible Mortgages - Remaining Contractual
    Payments Pledged to CoreStates                     _____

4.  90% of Additional Eligible Mortgages to be Pledged
    to CoreStates                                      _____

5.  Present Value* of Remaining
    Contractual Payments Pledged to
    CoreStates (Line 1, plus line 2, plus line
    3, plus line 4)                                    _____

6.  Available Revolving Credit Loans
    based on Collateral Pledged to
    CoreStates (Lesser of 10MM. or
    of line 5) (See Attached Schedule)                 _____

7.  Aggregate Outstanding Balance Revolving
    Credit Loans                                       _____

8.  Current Availability Excess of Available Advances
    Over Actual Outstanding Balance
    (Line 6, minus line 7)                             _____

*Present Value to be calculated using eight percent (8%) per annum.

**Sum of line 3, plus line 4 is limited to 5MM.

In the case of overadvance, Borrower must either reduce outstandings or submit additional collateral.

Borrower submits this computation pursuant to a certain Loan and Security Agreement dated __________("Loan Agreement") and certifies that all information contained herein and representations and warranties made in the Loan Agreement, all related agreements, instruments and documents, are true and correct as of the date hereof.

                                             T & W FUNDING COMPANY, VT, L.L.C.

DATE:__________                              BY:    /s/ MICHAEL A. PRICE
                                                ______________________________

                                EXHIBIT "2.3(b)"

                                   AGREEMENTTS

         T & W FUNDING COMPANY VI, L.L.C. (hereinafter "Assignor"), does hereby assign to CORESTATES BANK, N.A. (hereinafter "Assignee"), its successors and assigns, all of the right, title and interest of Assignor in and to (i) certain notes from various Mortgagors to Assignor, hereinafter ("Notes"), the sole originals of which are contemporaneously being delivered and endorsed to the order of Assignee by Assignor; (ii) the collateral security pledged by Mortgagors as security for the obligations evidenced by the Note (i) and (ii) are further identified on Schedule A hereto ; (iii) certain Leases and Leased Property identified on Schedule B hereto, (iv) any and all guarantees, surety agreements or other security for such obligations; and (iv) all cash and non--cash proceeds of all of the foregoing, including without limitation the proceeds of all insurance policies on the Mortgaged and Leased Property (collectively "Collateral").

         Assignee shall have the right to sue for, collect, and receive all payments due or to become due under the Collateral, in accordance with that certain Loan and Security. Agreement dated October 30, 1996, between Assignor and Assignee (the "Agreement"), with the power to enforce in Assignee's own name or in Assignor's name any and all rights given to Assignor under the Collateral.

         This Assignment is hereby given as additional security for any and all Obligations (as defined in the Agreement) of the Assignor to the Assignee. All of the terms of the Agreement are incorporated herein by reference, and the Note and the Collateral, and all related agreements, instruments and documents shall constitute "Pledged Agreement" as defined therein.

         Delivered herewith is the sole original of each of the Notes and the Leases referenced on Schedules A and B hereto.

         Assignor agrees that Assignee shall not assume any of Assignor's obligations or liabilities to under the Notes, the Leases or any agreement, document or instrument related thereto.

         All of the representations and warranties contained in the Agreements with respect to Assignor, and the Collateral are true, correct and complete as of the date of this Assignment and no Event of Default has occurred under the Agreements.

         IN WITNESS WHEREOF, the undersigned has caused these presents to be executed by its duly authorized officer this day of


                                              T & W FUNDING COMPANY VI, L.L.C.



Witness:  /s/  [SIG]                              /s/  [SIG]
        ___________________                   By:________________________


                                              Title:  Member
                                                    _____________________

                                   EXHIBIT 5.1



                        BORROWER'S STATE OF QUALIFICATION



Delaware (the Borrower's state of incorporation)

                                   EXHIBIT 5.2


                               PLACES OF BUSINESS



6416 16th St., E.
Tacoma, Washington 98424

                                   EXHIBIT 5.3


                               PENDING LITIGATION


Schedule of pending claims against Financial.
Financial.

                                   EXHIBIT 5.9

                           SUBSIDIARIES AND AFFILIATES

                                  EXHIBIT 5.10

                 EXISTING GUARANTEES, INVESTMENTS AND BORROWINGS

                                  EXHIBIT 5.12

                                      NAMES

                                  EXHIBIT 5.13

                               OTHER ASSOCIATIONS

                                  EXHIBIT 5.14

                              ENVIRONMENTAL MATTERS

                                  EXHIBIT 6.10

                              OFFICER'S CERTIFICATE

CoreStates Bank, N.A.
1339 Chestnut Street, 11th Floor
Philadelphia, PA 19101
Attn:    Scott Gates, Assistant Vice President

         This certificate is given to you on behalf of the undersigned, and is delivered pursuant to Section 6.10 of that certain Loan and Security Agreement ("Agreement") among undersigned ("Borrower") and CoreStates Bank, N.A. dated October 30, 1996.

         This will certify that:

         1. Borrower is in compliance with all representations, warranties and covenants set forth in the Agreement and in the Loan Documents as of the date hereof.

         2. No Event, of Default, or event which with the giving of notice of this passage of time, or both, would become an Event of Default, has occurred under the Agreement or under the Loan Documents.

         3. The financial covenants contained in Section 6.8 of the Agreement are, for the most recent fiscal period of Borrower ended, as follows:

                  (a) Tangible Net Worth:

                  (b) Adjusted Debt to Tangible Net Worth Ratio:

                  Very truly yours,



                  T & W FUNDING COMPANY VI, L.L.C.

                  By:  /s/  [SIG]
                     ______________________________

                          (Authorized Officer)


Dated:_____________

                              AMENDED AND RESTATED

                                 PROMISSORY NOTE
                                  (CoreStates)

$10,000,000.00                                              October 30 , 1996

         FOR VALUE RECEIVED, T & W Funding Company VI, LLC, a limited liability corporation organized under the laws of the State of Delaware, the "Borrower", promise to pay to the order of CoreStates Bank, N.A., a national banking association (the "Lender") at its offices at Transportation, Leasing & Construction Industry Services, 1339 Chestnut Street, Philadelphia, PA 19107, the principal sum of Ten Million and No/100 Dollars ($10,000,000) (the "Principal Sum"), or so much thereof as has been or may be advanced or readvanced to or for the account of the Borrower pursuant to the terms and conditions of the Financing Agreement (as hereinafter defined), together with interest thereon at the rate or rates hereinafter provided, in accordance with the following:

         1. INTEREST. (a) The unpaid Principal Sum shall bear interest at the "Eurodollar Rate" as hereinafter defined.

            (b) The Borrower shall, by giving written notice to Lender by 11:00 a.m. (Eastern Time) three (3) Business Days in advance of the date (which must be a Business Day) on which such rate is to be effective, so long as (i) not more than six (6) different Eurodollar based advances shall be outstanding at any time, and (ii) each advance shall be in increments of $100,000 or a multiple thereof (each a "Eurodollar Loan"), elect a fixed interest rate for a Eurodollar Period (as hereinafter defined) equal to the Eurodollar Rate (as hereinafter defined) and with a maturity of one (1) month "Eurodollar Period", adjusted for Federal Reserve Board reserve requirements imposed on the Lender from time to time, plus 190 basis points per annum. "Eurodollar Rate" means, for any Eurodollar Loan for any Eurodollar Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London Time) two Business Days prior to the first day of such Eurodollar Period for a term comparable to such Eurodollar Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Eurodollar Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London Time) two Business Days prior to the first day of such Eurodollar Period for a term comparable to such Eurodollar Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         With respect to any interest rate election hereunder and any transactions contemplated hereby, subsequent to an Event of Default shall be deemed to be a prepayment of the Principal Sum subject to any prepayment fee due hereunder pursuant to Paragraph 1(b) hereof.

         8. FINANCING AGREEMENT AND OTHER FINANCING AGREEMENT. This Note is the "Note" described in a Master Loan and Security Agreement of even date herewith by and between the Borrower and the Lender (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Financing Agreement"). The indebtedness evidenced by this Note is included within the meaning of the term "Obligations" as defined in the Financing Agreement. The term "Financing Agreement" as used in this Note shall mean collectively this Note, the Financing Agreement, and any other instrument, agreement, or document previously, simultaneously, or hereafter executed and delivered by the Borrower and/or any other person, singularly or jointly with any other person, evidencing, securing, guaranteeing, or in connection with the Principal Sum, this Note and/or the Financing Agreement.

         9. SECURITY. This Note is secured as provided in the Financing
Agreement.

         10. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this
Note:

             (a) The failure of the Borrower to pay to the Lender when due an and all amounts of interest payable by the Borrower to the Lender for the account of the Lender under the terms of this Note, which failure continues for fifteen (15) days; or

             (b) The failure of the Borrower to pay to the Lender when due any and all amounts of principal payable by the Borrower to Lender under the terms of this Note; or

             (c) The occurrence of an Event of Default (as defined therein) under the terms and conditions of any of the Financing Agreement.

         11. REMEDIES. Upon the occurrence of an Event of Default subject to the terms of the Financing Agreement, at the option of the Lender (or in the case of Events of Default occurring pursuant to Sections 8.1 (h), (i) and (j) of the Financing Agreement, automatically), all amounts payable by the Borrower to the Lender under the terms of this Note immediately shall become due and payable by the Borrower to the Lender without notice to the Borrower or any other person, and the Lender without notice to the Borrower or any other person, and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, the Financing Agreement and all applicable laws. The Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and nonpayment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrower, guarantors and endorsers.

         12. EXPENSES. The Borrower promises to pay the Lender, on demand by the Lender, all costs and expenses incurred by the Lender in connection with the collection and enforcement of this Note, including, without limitation, reasonable attorney's fees and expenses and all court costs.

         13. NOTICES. Any notice, request, or demand to or upon the Borrower, the Lender shall be deemed to have been properly given or made when delivered in accordance with the terms of the Financing Agreement.

         14. MISCELLANEOUS. Each right, power, and remedy of the Lender as provided for in this Note or any of the Financing Agreement, or now hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or the Financing Agreement or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Financing Agreement, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

         15. PARTIAL INVALIDITY. In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) and not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

         16. CAPTIONS. The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

         17. APPLICABLE LAW. The Borrower acknowledge and agree that this Note shall be governed by the laws of the State of Pennsylvania, even though for the convenience and at the request of the Borrower, this Note may be executed elsewhere. This Note amends and supersedes the Promissory Note executed as of October 30, 1996 by Borrower.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under the seal by its duly authorized officers as of the date first written above.

WITNESS OR ATTEST:                     T & W FUNDING COMPANY VI, LLC

   /s/   [SIG]                         By:   /s/  [SIG]
-------------------------              ______________________________(SEAL)
                                            Name:
                                            Title: